AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended June 30, 2025			Full-Year Ended December 31, 2025
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q2 2025 acquired IPR&D and milestones expense	$—	$3.26	$3.30	$248	$12.09	$12.29
Q2 2025 acquired IPR&D and milestones expense	823	(0.42)	(0.42)	823	(0.42)	(0.42)
Guidance including Q2 2025 acquired IPR&D and milestones expense[a]	$823	$2.84	$2.88	$1,071	$11.67	$11.87

a    The Company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the second quarter of 2025, as both cannot be reliably forecasted.

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